Exhibit 99.2

Newtek’s New York Capco Completes its Business Cycle

New York, N.Y. - July 1, 2008 - Newtek Business Services, Inc. (Nasdaq: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market today announced that its first New York Capco created in June of 1998, Wilshire New York Advisers, LLC, has fulfilled all of its contractual and regulatory obligations and, as a result, is no longer subject to regulation or restriction.

Newtek currently owns and operates Capcos in eight states, Alabama, Colorado, District of Columbia, Florida, Louisiana, New York, Texas and Wisconsin, and has a consistent record of compliance with all regulations and contractual requirements in each. As each of Newtek’s Capcos voluntarily decertify, they are no longer subject to any state regulation. Decertification also signifies that the Capcos have worked through their business cycles, resulting in reduction and eventually elimination of any impact on the Company’s core operating business.

Barry Sloane, chairman and chief executive officer of Newtek Business Services, Inc., said “The voluntary decertification of this Capco is a part of our strategy to focus on our operating business and shed our legacy, Capco-driven model. We believe our progress towards the voluntary decertification of all of our Capcos, our intention not to create any new Capcos and our recent adoption of SFAS No. 159, will diminish the effect that the legacy Capco business has on our company’s operations and financial condition.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek™ brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses, and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 88,000 business accounts, and has positioned the Newtek™ brand as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7 percent of all employer firms.

Newtek’s business service lines include:

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Electronic Payment Processing: Electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	Business Lending: Broad array of lending products including SBA 7(a), conventional commercial real estate and SBA 504 loans, business lines of credit, and business credit cards.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Design and Development: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

•	Outsourced Digital Bookkeeping: Bookkeeping and financial information management solutions.

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for businesses.

•	Business Plan Preparation: Professional business plan development.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.newtekbusinessservices.com.

Contact:

Newtek Business Services, Inc.

Jayne L. Cavuoto

Director, Investor Relations

212-273-8193

jcavuoto@newtekbusinessservices.com